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                                                                     EXHIBIT 3.9

                                    BY-LAWS
                                       OF
                               BRIGHT START, INC.

                                    OFFICES

     1. The principal office of the corporation shall be in the City of St. Paul, County of Ramsey, State of Minnesota. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or the business of the corporation may require. Its registered office in Minnesota shall be 1731 Selby Avenue, St. Paul, Minnesota 55104.

                                      SEAL

     2. This corporation shall have no corporate seal.

                             STOCKHOLDERS' MEETINGS

     3. All meetings of the stockholders shall be held at the office of the corporation in the City of St. Paul, Minnesota, or at such other places as may be designated from time to time. Except as otherwise provided by law, or by any agreement to which all of the voting shareholders of this corporation are parties (a "Shareholders' Agreement"), all stockholder actions shall be taken upon a "plurality vote", which term shall mean a majority of the quorum present at any meeting in person or by proxy.

     4. The annual meeting of stockholders shall be held on such date as the Board of Directors shall establish, which date shall not be more than 150 days after the end of the corporation's fiscal year. At the annual meeting the stockholders shall elect Directors and transact such other business as may properly come before them.

     5. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, by these By-Laws, or by a Shareholders' Agreement. If, however, such majority shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     6. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder and bearing date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote, or such other number of votes as provided in the Articles of Incorporation, as amended, for each

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share of stock having voting power, registered in his name on the books of the corporation as of the record date, if any has been established by the Board of Directors. The vote for the Directors and, upon demand of any stockholder, the vote upon any question before the meeting, shall be by ballot.

     7. Written notice of each regular meeting in form required by Minnesota Statutes Section 302A.435, subd. 3, shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at least ten (10) days, but not more than sixty (60) days prior to the date of the meeting, except where such meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

     8. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten (10) days before every election is to be held, and shall at all times during the usual hours for business and during the whole time of said election, be open to the examination of any stockholders.

     9. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by two
(2) or more Directors, and shall be called by the President or Secretary at the request in writing of stockholders owning not less than one-tenth ( 1/10) of the voting power of the stockholders entitled to vote at the particular meeting. Such request shall state the purpose or purposes of the proposed meeting.

     10. Business transacted at all special meetings shall be confined to the subjects stated in the call.

     11. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be mailed, postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation.

     12. Notice of a special meeting of stockholders, stating the time, place and purpose of any meeting of stockholders may be waived in writing by any stockholder either before, during or after such meeting.

                                   DIRECTORS

     13. The business of this corporation shall be managed by its Board of Directors, whose members need not be stockholders. The number of Directors shall be determined by the number of persons elected to serve in such capacity at each regular, or special meeting called for that purpose, of the shareholders of this corporation. Each of the Directors shall hold office until the regular meeting of the shareholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign.

     14. The Directors may hold their meetings and have one or more offices, and keep the books of the corporation, at the office of the corporation or at such other places as they may, from time to time, determine. Notice of the time and place of any special meeting of the Board of Directors shall be given at least ten (10) days prior to the date of the meeting if given by mail and at least five (5) days prior to the date of the meeting if given by telephone or personal delivery.

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     15. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute, or by the Articles of Incorporation, or by these By-Laws, directed or required to be exercised or done by the stockholders. Directors may participate in meetings by means of electronic communication as authorized by the Minnesota Business Corporation Act. Action may be taken by the Board of Directors without a meeting by written action signed by all Directors.

                                   COMMITTEES

     16. The Board of Directors may, by resolution or resolutions passed by a majority of those Directors constituting the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in such resolution or resolutions, or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

     17. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                           COMPENSATION OF DIRECTORS

     18. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     19. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             MEETINGS OF THE BOARD

     20. The newly elected Board may meet at the principal office of the corporation or at such place as may be determined by the Board of Directors.

     21. Regular meetings of the Board may be held without notice at such time and place as shall, from time to time, be determined by the Board.

     22. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

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                                    OFFICERS

     23. The officers of the corporation shall be chosen by the Directors, and shall be a President and a Chief Operating Officer. The Board of Directors may also choose a Chairman of the Board, one or more Vice Presidents, a Secretary, Assistant Secretaries, Treasurer and Assistant Treasurers. Any of said offices may be held by the same person.

     24. The Board of Directors, at its first meeting after each regular meeting of stockholders, shall choose the President and the Chief Operating Officer, as well as such other officers as may be elected, who need not be members of the Board.

     25. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     26. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

     27. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

     28. All officers shall respectively have such authority and perform such duties in the management of the business of the corporation as is customary for like officers in like corporations and such duties as may be specifically assigned to them, or the performance of which may be specifically authorized by the Board of Directors or by the Executive Committee of this corporation.

                                   VACANCIES

     29. If the office of any Director, or of any officer or agent, one or more, becomes vacant by reason of the death, resignation, retirement, disqualification, removal from office, or otherwise, the Directors then in office, although less than a quorum, by a majority vote may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                      DUTIES OF OFFICERS MAY BE DELEGATED

     30. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Directors, provided a majority of the entire Board concur therein.

                             CERTIFICATES FOR STOCK

     31. Certificates for stock of this corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President or by the Secretary, only one signature being required. If certificates are signed by a transfer agent, acting on behalf of the corporation, or a registrar, the signatures of the officers of the corporation may be facsimiles.

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     32. The Board of Directors shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be counter-signed and registered by one or more of such transfer agents and registrars.

     33. Shares of capital stock of the corporation shall be transferable on the books of the corporation, maintained by it, or by its transfer agent or registrars, only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

     34. In case any certificate for the capital stock of the corporation shall be lost, stolen or destroyed, the corporation may require such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it.

     35. The Board of Directors shall have the power to fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend or the date of allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise any rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the company after any such record date fixed as provided herein.

                                     CHECKS

     36. All checks or demands for money and notes of the corporation shall be signed by such person or persons as the Board of Directors may from time to time determine.

                                    NOTICES

     37. Whenever, under the provisions of these By-Laws, notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letterbox, in postpaid sealed wrapper, addressed to such stockholder, officer or Director at such address as appears on the books of the corporation, or in default at such address, to such Director, officer or stockholder at the General Post Office in the City of St. Paul, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, Director or officer may waive any notice required to be given under these By-Laws.

                                   AMENDMENTS

     38. These By-Laws may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the

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notice of meeting, or by the affirmative vote of a majority of the Board of
Directors, if the alteration or amendment proposed at a regular or special meeting of the Board.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     39. The corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to such extent as shall be permitted by Section 302A.521, Minnesota Statutes, as now enacted or hereafter amended.

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     The undersigned, Secretary of this corporation, certifies that the foregoing Amended By-Laws are the by-laws adopted by the Board of Directors of the corporation on May 6,1991.

                                                /s/ SUSAN JOHNSON-JACKA
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                                              Susan Johnson-Jacka, Secretary

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